Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Vital Living, Inc. (the “Company”) on Form 10-QSB for the period ending September 30, 2003 (the “Report”), as filed with the Securities and Exchange Commission on the date hereof, I Bradley D. Edson, Chief Executive Officer of the Company, certify pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec .906 of the Sarbanes-Oxley Act of 2002, that:

1.          The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.          The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By	: /s/ Bradley D. Edson	Dated: November 19, 2003
Bradley D. Edson
Chief Executive Officer
(Principal Executive Officer)